EXHIBIT 99.1


Contacts:       Nancy Christal/Fred McGrail
                CVS Corporation
                (914) 722-4704
                (401) 765-1500 Ext. 4630

                Jim Fingeroth/Wendi Kopsick
                Kekst and Company
                (212) 593-2655


                                                       FOR IMMEDIATE RELEASE
                                                       ---------------------

     WOONSOCKET, RI, March 21, 1997 -- CVS Corp. (NYSE: CVS) today announced that it and Revco D.S., Inc. (NYSE: RXR) have received a request for additional information from the Federal Trade Commission relating to CVS' proposed acquisition of Revco. The parties intend to respond promptly and do not expect the request to delay completion of the transaction by mid-year
1997. On February 7, 1997, CVS announced it had signed a definitive agreement providing for the combination of CVS and Revco in a stock transaction valued at approximately $2.8 billion, plus the assumption of approximately $900 million of Revco debt. Revco, with 1996 annual sales of approximately $5.1 billion, operates nearly 2,600 stores in 17 midwestern, southeastern and eastern states. CVS, with annual sales of $5.5 billion in 1996, is a leading drug store chain in the northeast and middle atlantic regions. As of February 22, 1997, CVS operated 1,417 stores in 14 states and the District of Columbia.